UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 1, 2016
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DNB Financial Corporation
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	1-34242	23-2222567
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Brandywine Avenue Downingtown, PA 19335
(Address of principal executive offices, including zip code)

(610) 269-1040
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective October 1, 2016, DNB Financial Corporation, a Pennsylvania corporation ("DNB" or the "Company"), completed its previously announced merger (the "Merger") with East River Bank, a Pennsylvania chartered savings bank ("ERB").  Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 4, 2016, at the effective time of the Merger, ERB merged with and into DNB First, N.A., a national banking association and wholly owned subsidiary of DNB ("DNB First").

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of ERB common stock was converted into the right to receive, at the election of the ERB shareholder (subject to certain conditions, including conditions relating to pro-ration):  (i) 0.6562 shares of DNB common stock or (ii) $18.65 in cash.  The Merger Agreement provides that election of shares of DNB stock or cash is subject to pro-ration such that 2,085,662 ERB shares of common stock, or approximately 85.3% of the current outstanding ERB shares, will be exchanged for DNB common stock with the remaining ERB shares to be exchanged for cash and that the aggregate cash consideration payable to ERB shareholders will be $6.7 million (subject to adjustment for outstanding options exercised prior to closing).  The Merger Agreement also provides that options to purchase ERB common stock outstanding at the effective time of the Merger will be exchanged for a cash payment equal to the difference between the per share cash consideration under the Merger Agreement and the corresponding exercise price of such option.  Options to acquire an aggregate of 248,000 shares of ERB common stock are being exchanged for such cash payment.  DNB is also required under the Merger Agreement to make a cash payment to ERB shareholders who would otherwise be entitled to a fractional share of DNB common stock. The aggregate payment made by DNB for these fractional shares is approximately $2,080.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Merger Agreement requires DNB to increase the size of its board of directors by three members, effective immediately following the effective time of the Merger, and to elect John F. McGill and two additional pre-Merger directors of ERB to fill those positions.  In connection therewith, DNB's board of directors has taken the necessary action to increase the size of the board of directors and has appointed Charles A. Murray, Daniel O'Donnell and John F. McGill to serve as directors, serving in the class of directors whose terms expire at the 2017, 2018 and 2019 annual meetings of DNB shareholders, respectively.  Mr. McGill also has been appointed as the Vice Chairman of the board of directors.  In addition, Messrs. Murray, O'Donnell and McGill have been appointed to the board of directors of DNB First. Committee assignments for Messrs. Murray, O'Donnell and McGill will be determined at a later date.

Pursuant to the Merger Agreement, at the end of the initial term of Messrs. Murray, O'Donnell and McGill, each of them will be re-nominated for at least one additional three-year term, subject to the fiduciary duties of DNB's board of directors and any applicable eligibility requirements set forth in DNB's and DNB First's then-applicable articles of incorporation, articles of association, bylaws, or nominating and corporate governance committee guidelines, or any applicable law, rule, regulation or listing standard.  The Merger Agreement also provides that in the event Mr. Murray, Mr. O'Donnell or Mr. McGill is unable to complete his term as a director or elects to not stand for re-election following his initial term, the remaining former directors of ERB then serving on the DNB board of directors will be permitted to nominate a replacement director for consideration by DNB's nominating and corporate governance committee and board of directors.  The nominee must meet the eligibility requirements set forth in DNB's and DNB First's then-applicable articles of incorporation, articles of association, bylaws, or nominating and corporate governance committee guidelines, or any applicable law, rule, regulation or listing standard, and his or her nomination is subject to the fiduciary duties of DNB's board of directors.

Each of Messrs. Murray, O'Donnell and McGill will be entitled to receive compensation and participate in compensation plans available to DNB's non-employee directors, as described in DNB's definitive proxy statement for its 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission (the "Commission") on March 23, 2016.

Other than the provisions of the Merger Agreement summarized above, there are no arrangements or understandings between Mr. Murray, Mr. O'Donnell or Mr. McGill and any other person pursuant to which they were appointed as directors.  Since the beginning of the last fiscal year there have been no related party transactions between DNB and Messrs. Murray, O'Donnell and McGill that would be reportable under Item 404(a) of Regulation S-K.

The employment of Albert J. Melfi, DNB's Executive Vice President and Chief Lending Officer, ended effective October 1, 2016.  Mr. Mefli's operating responsibilities will be assumed by other members of DNB management.

Item 8.01	Other Events.

On October 1, 2016, DNB issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the Commission.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the Commission.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of April 4, 2016, by and between DNB Financial Corporation and East River Bank, filed as Exhibit 2.1 to DNB Financial Corporation's Form 8-K filed April 5, 2016 and incorporated herein by reference.

99.1	Press release dated October 1, 2016 regarding the completion of the merger between DNB Financial Corporation and East River Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

By: /s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Date:                          October 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of April 4, 2016, by and between DNB Financial Corporation and East River Bank, filed as Exhibit 2.1 to DNB Financial Corporation's Form 8-K filed April 5, 2016 and incorporated herein by reference.

99.1	Press release dated October 1, 2016 regarding the completion of the merger between DNB Financial Corporation and East River Bank.